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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of September 3, 1997

                                  by and among

                             NB CAPITAL CORPORATION

                                       and

                             NATIONAL BANK OF CANADA

                                       and

                      MERRILL LYNCH, PIERCE, FENNER & SMITH

                                  INCORPORATED

                              as Initial Purchaser

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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 3, 1997 by and among NB CAPITAL CORPORATION, a Maryland corporation (the "Company"), National Bank of Canada, a Canada chartered bank (the "Bank") and the 100% owner of all the issued and outstanding common stock of the Company, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch" or the "Initial Purchaser").

                  This Agreement is made pursuant to the Purchase Agreement dated as of August 22, 1997 by and among the Company, the Bank and the Initial Purchaser (the "Purchase Agreement"), which provides for, among other things, the sale by the Company to the Initial Purchaser of 300,000 shares of the Company's 8.35% Noncumulative Exchangeable Preferred Stock, Series A (each, a "Security" and together, "Securities"), each of which will automatically be exchanged, upon the occurrence of certain events, for one of the Bank's 8.45% Noncumulative First Preferred Share, Series Z (a "Bank Preferred Share"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Bank have agreed to provide to the Initial Purchaser and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                    "Advice" shall have the meaning set forth in the last
               paragraph of Section 3 hereof.

                    "Applicable Period" shall have the meaning set forth in
               Section 3(r) hereof.

                    "Business Day" shall mean a day that is not a Saturday, a
               Sunday, or a day on which banking institutions in New York, New York are required to be closed.

                    "Closing Time" shall mean the Closing Time as defined in the
               Purchase Agreement.

                    "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

                    "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

                    "Effectiveness Period" shall have the meaning set forth in
               Section 2(b) hereof.

                    "Exchange Act" shall mean the Securities Exchange Act of
               1934, as amended.

                    "Exchange Offer" shall mean the exchange offer by the
               Company and the Bank of Exchange Securities for Securities pursuant to Section 2(a) hereof.

                    "Exchange Offer Registration" shall mean a registration
               under the Securities Act effected pursuant to Section 2(a) hereof.


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                    "Exchange Offer Registration Statement" shall mean an
               exchange offer registration statement on Form S-1 or S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "Exchange Period" shall have the meaning set forth in
               Section 2(a) hereof.

                    "Exchange Securities" shall mean the 8.35% Noncumulative
               Exchangeable Preferred Stock, Series A, issued by the Company identical to the Securities (except that the transfer restrictions thereon shall be eliminated) to be offered to Holders of Securities in exchange for Exchange Securities pursuant to the Exchange Offer.

                    "Holder" shall mean the Initial Purchaser, for so long as it owns any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

                    "Initial Purchaser" shall have the meaning set forth in the preamble to this Agreement.

                    "Inspectors" shall have the meaning set forth in Section
               3(n) hereof.

                    "Issue Date" shall mean the date of original issuance of the
               Securities.

                    "Liquidated Damages" shall have the meaning and set forth in
               Section 2(e) hereof.

                    "Majority Holders" shall mean the Holders of a majority of the aggregate number of shares of outstanding Registrable Securities.

                    "Offering Memorandum" shall mean the Offering Memorandum
               relating to the Securities dated as of August 22, 1997.

                    "Participating Broker-Dealer" shall have the meaning set
               forth in Section 3(r) hereof.

                    "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                    "Prospectus" shall mean the prospectus included in a
               Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                    "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

                    "Records" shall have the meaning set forth in Section 3(m)
               hereof.

                    "Registrable Securities" shall mean each Security until (i)
               the date on which such Security has been exchanged by a Person
               (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Security is eligible for distribution to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (iv) the date such Security shall have been otherwise transferred by the holder thereof and a new Security not bearing

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               a legend restricting further transfer shall have been
               delivered by the Company and subsequent disposition of such Security shall not require registration or qualification under the Securities Act or any similar state law then in force or (v) such Security ceases to be outstanding.

                    "Registration Expenses" shall mean any and all expenses
               incident to performance of or compliance by the Company and the Bank with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or the Initial Purchaser in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons (other than the Holders or Persons acting on the request of the Holders) in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Transfer Agent, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (viii) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), counsel for the Initial Purchaser and the Holders in connection with a Shelf Registration Statement hereunder, and
               (ix) any fees and disbursements of any underwriter customarily required to be paid by Company or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding fees of counsel to the Initial Purchaser and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                    "Registration Statement" shall mean any registration
               statement of the Company and the Bank which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "SEC" shall mean the Securities and Exchange Commission.

                    "Securities" shall have the meaning set forth in the
               preamble to this Agreement and shall be deemed to included the interest of the Holder thereof in the Bank Preferred Shares.

                    "Securities Act" shall mean the Securities Act of 1933, as amended.

                    "Senior Preferred Shares" shall mean the Adjustable Rate
               Cumulative Senior Preferred Shares of the Company.

                    "Shelf Registration" shall mean a registration effected
               pursuant to Section 2(b) hereof.

                    "Shelf Registration Statement" shall mean a "shelf"
               registration statement of the Company and the Bank pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Securities or all of the Private Exchange Securities, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

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                    "Transfer Agent" shall mean the Bank of Nova Scotia Trust
               Company of New York.

                  2.       Registration Under the Securities Act.

                  (a) Exchange Offer. To the extent not prohibited by any applicable law or applicable SEC policy, the Company and the Bank shall, for the benefit of the Holders, at the Company's cost (i) use their best efforts to file with the SEC within 150 days after the Issue Date an Exchange Offer Registration Statement on an appropriate form or forms under the Securities Act covering the offer by the Company to the Holders to exchange all of the Registrable Securities for a like number of Exchange Securities, (ii) use their best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC within 180 days after the Issue Date, (iii) use their best efforts to have such Registration Statement remain effective for no fewer than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer has been mailed to the Holders and (iv) commence the Exchange Offer and use its best efforts to issue Exchange Securities in exchange for all Securities properly tendered prior thereto in the Exchange Offer not later than 45 days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Bank shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act and is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account as a result of market making activities or other trading activities, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing (within the meaning of the Securities Act) the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under state securities or blue sky laws.

                  In connection with the Exchange Offer, the Company and the Bank shall:

                    (i) mail to each Holder a copy of the Prospectus forming
               part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                    (ii) keep the Exchange Offer open for acceptance for a
               period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                    (iii) utilize the services of the Depositary for the
               Exchange Offer, if permitted by the Depositary;

                    (iv) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the number of Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

                    (v) notify each Holder that any Security not tendered will remain outstanding and continue to receive dividends, if, when and as declared by the Company's Board of Directors, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

                    (vi) otherwise comply in all respects with all applicable
               laws relating to the Exchange Offer.

                  As soon as practicable after the close of the Exchange Offer the Company and the Bank shall:

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                    (i) accept for exchange all Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                    (ii) deliver, or cause to be delivered, to the Exchange
               Agent for cancellation all Securities so accepted for exchange, and issue, and cause the Transfer Agent under the Transfer Agent Agreement to promptly authenticate and deliver to each Holder, a new Exchange Security equal in number to the number of the Securities surrendered by such Holder and accepted for exchange.

                  Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, that any Exchange Securities to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities.

                  Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are held by the Initial Purchaser and Exchange Securities held by Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities and the Liquidated Damages shall no longer apply pursuant to Section 2(b) hereof.

                  (b) Shelf Registration. In the event that (i) the Company or the Bank is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by a change in law or applicable interpretation of the SEC, (ii) the Exchange Offer Registration Statement is not declared effective within 180 days after the Issue Date, (iii) any holder of Securities notifies the Company within 30 days after the commencement of the Exchange Offer that (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns Securities acquired directly from the Company or an affiliate of the Company or
(d) the holders of a majority of the Securities may not resell the Exchange Securities acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws or (e) the Company requests the Initial Purchaser pursuant to Section 7(b) hereof to effect the public distribution of Securities, then the Company and the Bank shall, at their cost, file as promptly as practicable after such determination or date, in addition or in lieu of effecting the registration of the Exchange Securities pursuant to the Exchange Offer Registration Statement, and, in any event, prior to the later of (A) 180 days after the Issue Date or (B) 30 days after such filing obligation arises (provided, however, that if the Company and the Bank have not consummated the Exchange offer within 150 days after the Issue Date, then the Company and the Bank shall file the Shelf Registration Statement with the SEC on or prior to the 180th day after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of Registrable Securities, and shall use their best efforts to cause such Shelf Registration Statement declared effective by the SEC as soon as practicable and, in any event, on or prior to 60 days after the obligation to file the Shelf Registration Statement arises. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration filed pursuant to clause (e) above or any other Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not materially misleading.

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                  The Company and the Bank agree to use their best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended for a period of up to two years after the Issue Date (six months in the case of a Shelf Registration Statement filed at the request of the Initial Purchaser) (or such shorter period provided for in any amendment to Rule 144(k) under the Securities Act (or any successor provision other than Rule 144A) upon the expiration of which securities are eligible for distribution to the public) from the Issue Date or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto (subject to extension pursuant to the last paragraph of Section 3 hereof) or otherwise cease to be Registrable Securities (the "Effectiveness Period"). The Company and the Bank shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company and the Bank further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Bank for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Bank agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof and Skadden, Arps, as counsel for the Holders to act as counsel for the Holders of the Registrable Securities in connection with a Shelf Registration Statement. Except as provided in the preceding sentence, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities may legally resume.

                  (e) Liquidated Damages. If (i) (A) the Company and the Bank fail to file an Exchange Offer Registration Statement or a Shelf Registration Statement on or before the 150th day after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by Section 2(b) hereof, then commencing on the day after either such required filing date, an additional amount being liquidated damages shall be payable to the holders of the Securities at a rate of 0.25% of the liquidation preference per annum; or

                    (ii) if (A) neither the Exchange Offer Registration
               Statement is declared effective by the SEC on or prior to the 180th day after the Issue Date nor a Shelf Registration Statement is declared effective by the SEC on or prior to the later of the 30th day after the applicable required filing date or the 180th day after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the later of the 30th day after the date such Shelf Registration Statement was required to be filed or the 180th day after the Issue Date, then, commencing on the 181st day after the Issue Date with respect to the Exchange Offer Registration Statement or the 31st day after the applicable required filing date (or the 181st day of the Issue Date, if later), an additional amount being liquidated damages shall be payable to the holders of the Securities at a rate of 0.25% of the liquidation preference per annum; or

                    (iii) if (A) the Company has not exchanged Exchange
               Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on

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               which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be available for use by holders of the Securities at any time prior to the second anniversary of the Issue Date (other than after such time as all Securities have been disposed of thereunder or otherwise cease to be Registrable Securities), and such event continues for a period exceeding 30 consecutive days or 90 days in any 360-day period, whether or not consecutive, then, an additional amount being liquidated damages, shall be payable to the holders of the Securities at a rate of 0.25% of the liquidation preference per annum commencing on (x) the 31st day after such effective date, in the case of (A) above, or (y) the 31st consecutive day or 91st day in any 360-day period following the day such Shelf Registration Statement ceases to be available in the case of (B) above.

provided, however, that the liquidated damages rate on the liquidation preference of the Securities may not exceed in the aggregate 0.25% per annum calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause
(ii) above), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii) (A) above), or upon the availability of the Shelf Registration Statement which had ceased to be available (in the case of clause (iii) (B) above), liquidated damages on the liquidation preference of the Securities as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

                  Any amounts of Liquidated Damages due pursuant to clause (i),
(ii) or (iii) above will be payable in cash quarterly on the 30th day of March, June, September and December of each year to the Holders of record on the immediately preceding 15th day of such month.

                  (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchaser and the Holders, the Company and the Bank acknowledge that any failure by the Company or the Bank to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Bank's obligations under Section 2(a) and Section 2(b) hereof.

                  3. Registration Procedures. In connection with the obligations of the Company and the Bank with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Bank shall:

                    (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form or forms under the Securities Act, which form (i) shall be selected by the Company and the Bank, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                    (b) prepare and file with the SEC such amendments and
               post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) if required pursuant to Rule 424 (or any similar provision then in force) under the Securities Act; and comply with the provisions of the

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               Securities Act, the Exchange Act and the rules and
               regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

                    (c) in the case of a Shelf Registration, (i) notify each
               Holder of Registrable Securities to be covered by such Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; and
               (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the last paragraph of Section 3 hereof, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                    (d) in the case of a Shelf Registration, use their best
               efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor the Bank shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or to taxation in any such jurisdiction if it is not so subject;

                    (e) in the case of (1) a Shelf Registration or (2)
               Participating Broker-Dealers who have notified the Company and the Bank that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof, notify each Holder of Registrable Securities, or such Participating Broker-Dealers, as the case may be, their counsel and confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Bank contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering (but not including the Purchase Agreement or this Agreement) cease to be true and correct in all material respects, (v) if the Company or the Bank receives any notification with respect to the suspension of effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction described in Section 3(d) hereof or the initiation of any proceeding for such purpose, (vi) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise during the Effectiveness Period or Applicable Period, as the case may be, which makes any statement made in a Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and
               (vii) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

                    (f) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

                    (g) in the case of a Shelf Registration, furnish to each
               Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

                    (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such permitted denominations and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;

                    (i) in the case of a Shelf Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iii), 3(e)(v), 3(e)(vi) or 3(e)(vii) hereof, use their best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document (subject to Section 3(a)) so that, as thereafter delivered to the purchasers of the Registrable Securities or Exchange Securities to whom a Prospectus is being delivered by a Participating Broker-Dealer who has notified the Company that it will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder or Participating Broker-Dealer, as the case may be, to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder and Participating Broker-Dealer hereby agrees to suspend use of the Prospectus until the Company have amended or supplemented the Prospectus to correct such misstatement or omission;

                    (j) in the case of a Shelf Registration, upon the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders of Securities registrable thereunder;

                    (k) obtain a CUSIP number for all Exchange Securities or
               Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the transfer agent with certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                    (l) in the case of a Shelf Registration, enter into such
               agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Company and the Bank and its subsidiaries as then conducted or proposed to be conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Bank and the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) from the independent certified public accountants of the Bank and the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Bank or the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the selling Holders of Registrable Securities and to each of the underwriters (if any), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such selling Holders and underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other less favorable provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement upon the request of the Majority Holders, or as and to the extent required thereunder;

                    (m) if (1) a Shelf Registration is filed pursuant to Section
               2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the request of the Initial Purchaser, make available for inspection by a representative or representatives (reasonably acceptable to the Bank) of the selling Holders of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company, the Bank and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company or the Bank and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company or the Bank determines, in good faith, to be confidential or any Records which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary in connection with the Inspectors' assertion of any claims or actions or with their establishment of any defense in an action then pending before a court of competent jurisdiction, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or the Bank unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, prior to disclosure of such Records pursuant to clause (i) or (ii) above, give prompt notice to the Company and the Bank and allow the Company and the Bank at their expense to undertake appropriate action to prevent disclosure to the public of the Records deemed confidential;

                    (n) comply with all applicable rules and regulations of the
               SEC and make generally available to their securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) as promptly as practicable;

                    (o) cooperate with each seller of Registrable Securities
               covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                    (p) in the case of the Exchange Offer Registration Statement
               (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchaser or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer (a "Participating Broker-Dealer") that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange
               Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) subject to the last paragraph of this Section 3 hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, for a period of up to six months, (iv) use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed 180 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange offer (x) the following provision:

                  "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer";

                    and (y) a statement to the effect that by a Participating
               Broker-Dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, such Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

                    The Company and the Bank may require each seller of
               Registrable Securities as to which any registration is being effected to furnish to the Company and the Bank such information regarding such seller and the proposed distribution of such Registrable Securities, as the Company or the Bank may from time to time reasonably request in writing. The Company and the Bank may exclude from such registration the Registrable Securities of any seller who fails to furnish any such information which the Company or the Bank reasonably requires in order for the Shelf Registration Statement to comply with applicable law and SEC policy within a reasonable time after receiving such request and shall be under no obligation to compensate any such seller for any lost income, interest or other opportunity foregone, or any liability incurred, as a result of the Company's or the Bank's decision to exclude such seller.

                  In the case of (1) a Shelf Registration Statement or (2) Participating Broker-Dealers who have notified the Company and the Bank that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof that are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder or Participating Broker-Dealer, as the case may be, agrees that, upon receipt of any notice from the Company or the Bank of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v), 3(e)(vi) or 3(e)(vii) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement or Exchange Securities, as the case may be, until such Holder's or Participating Broker-Dealer's, as the case may be, receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company (at the Company's expense) all copies in such Holder's or Participating Broker-Dealer's, as the case may be, possession, other than permanent file copies then in such Holder's or Participating Broker-Dealer's, as the case may be, possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company or the Bank shall give any such notice to suspend the disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, (x) the Company and the Bank shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and, in the case of an amendment, have such amendment declared effective as soon as practicable; provided, however, that the Company or the Bank may postpone the filing of such amendment or supplement for a period not to extend beyond the earlier to occur of (I) 30 days after the date of the determination of the Board of Directors referred to below and (II) the day after the cessation of the circumstances described below upon which such postponement is based, if the Board of Directors of the Company or the Bank determines reasonably and in good faith that such filing would require disclosure of material information which the Company or the Bank has a bona fide purpose for preserving as confidential; provided, further, however, that the Company shall be entitled to such postponement only once during any 12-month period and the exercise by the Company of its rights under this provision shall not relieve it of any obligation to pay liquidated damages under Section 2(e); and (y) the Company and the Bank shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company or the Bank shall have made available to the Holders or Participating Broker-Dealers, as the case may be, (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

                  4. Indemnification and Contribution. (a) The Company and the Bank shall, jointly and severally, indemnify and hold harmless the Initial Purchaser, each Holder, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Securities, their respective affiliates, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), covering Registrable Securities or

               Exchange Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company and the Bank; and

                    (iii) against any and all expenses whatsoever, as incurred
               (including reasonable fees and disbursements of one counsel chosen by all indemnified parties with respect to any single claim (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished in writing to the Company or the Bank by the Initial Purchaser, such Holder, such Participating Broker-Dealer or any underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any Prospectus if such Initial Purchaser, such Holder, including Participating Broker-Dealers or such underwriter failed to send or deliver a copy of the Prospectus (as amended or supplemented) to the Person asserting such losses, claims, damages or liabilities on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such delivery is required by the Securities Act and a court of competent jurisdiction in a judgment not subject to appeal or final review shall have determined that such Prospectus would have corrected such untrue statement or omission. Any amounts advanced by the Company or the Bank to an indemnified party pursuant to this Section 4 as a result of such losses shall be returned to the Company or the Bank if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company or the Bank.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Bank, the Initial Purchaser, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors, officers (including each officer of the Company or the Bank who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, the Bank, the Initial Purchaser, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Bank by such selling Holder expressly for use in the Registration Statement (or any supplement thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that, in the case of the Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale or other disposition of Registrable Securities pursuant to such Shelf Registration Statement.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to the indemnified parties shall be selected by the Company and the Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel to which such indemnified party is entitled pursuant to
Section 4(a) or (b), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 215 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith).

                  (e) If any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Bank and the Holders, including participating Broker-Dealers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Bank, the Initial Purchaser, the Holders and the Participating Broker-Dealers; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate loses, liabilities, claims, damages, and expenses of the nature contemplated by such indemnity agreement incurred by such indemnified party, as incurred, in such proportion as shall be appropriate to reflect the relative fault of the Company and the Bank on the one hand and of the Holder of Registrable Securities, the Participating Broker-Dealer or the Initial Purchaser, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company and the Bank on the one hand and the Holders of Registrable Securities, including Participating Broker-Dealers or the Initial Purchaser, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank, or by such Holder of Registrable Securities, the Participating Broker-Dealer or the Initial

Purchaser, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Bank and the Holders of the Registrable Securities and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

                  For purposes of this Section 4, each affiliate of the Initial Purchaser or any Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder of Registrable Securities, the Initial Purchaser or a Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such other Person, and each director of the Company, the Bank, each officer of the Company or the Bank who signed the Registration Statement, and each director, officer, employee, agent and Person, if any, who controls the Company or the Bank within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank.

                  5. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company and the Bank shall be under no obligation to compensate any Holder for lost income, interest or other opportunity foregone, or other liability incurred, as a result of the Company's or the Bank's decision to exclude such Holder from any underwritten registration if such Holder has not complied with the provisions of this Section 5 in all material respects following 5 business days' written notice of non-compliance and the Company's or the Bank's decision to exclude such Holder.

                  6. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company and the Bank.

                  7. Miscellaneous.

                  (a) Rule 144 and Rule 144A. For so long as the Company or the Bank is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, each of the Company and the Bank covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the reasonable written request of any Holder of Registrable Securities, the Company and the Bank will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) The Initial Purchaser hereby undertakes on a best efforts basis to distribute the Senior Preferred Shares to a minimum of 100 holders independent of the Company and of one another.

                  (c) No Inconsistent Agreements. Neither the Company nor the Bank have entered into nor will the Company or the Bank on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Bank's other issued and outstanding securities under any such agreements.

                  (d) Amendments and Waivers. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Bank and the Majority Holders affected by any such amendment, modification or supplement; provided, however, that no amendment, modification, or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than the Initial Purchaser), at the most current address set forth in the records of the Registrar, (ii) if to the Initial Purchaser, at the most current address given by the Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this
Section 7(d), the address set forth in the Purchase Agreement and (iii) if to the Company or the Bank, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(e).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (g) Third Party Beneficiary. The Holders shall be third party beneficiaries of the agreements made hereunder between the Company and the Bank, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Specified times of day refer to New York City time.

                  (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (l) Securities Held by the Company, the Bank or any of their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Bank or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (m) Submission to Jurisdiction. By execution and delivery of this Agreement, the Bank (i) acknowledges that it has irrevocably designated and appointed the Company as its agent in The City of New York upon whom process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, and acknowledges that the Company has accepted such designation, (ii) submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Bank (mailed or delivered in each case as specified in Section 7 (e) hereof) shall be deemed in every respect effective service of process upon the Bank in any such suit or proceeding. The Bank further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as this Agreement shall be in full force and effect.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        NB CAPITAL CORPORATION



                                        By:
                                            ------------------------------
                                             Name:
                                             Title:

                                        NATIONAL BANK OF CANADA



                                        By:
                                            ------------------------------
                                             Name:
                                             Title:


Confirmed and accepted as of
the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By:
    ----------------------------
     Name:
     Title:

0178142.05-01S3a